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                                                                EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Registration Statement of St. Mary Land & Exploration Company on Form S-4 of our report on King Ranch Energy, Inc. and Subsidiaries dated March 2, 1999, appearing in this proxy and consent statement/propextus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                       /S/ DELOITTE & TOUCHE LLP

Houston, Texas
August 18, 1999